Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:

Heckmann Corporation

We consent to the reference to our firm under the caption “Experts” and the inclusion in the Registration Statement on Form S-1 of Heckmann Corporation to be filed on or about October 23, 2008, our report dated October 31, 2007, relating to the consolidated financial statements of China Valley Development Limited as of and for the fiscal year ended December 31, 2006, our report dated August 6, 2008, relating to the consolidated financial statements of Fogang Guozhu Plastics Co. Limited. as of and for the fiscal years ended December 31, 2006 and 2005, our report dated August 6, 2008, relating to the consolidated financial statements of Fogang Guohu Blowing Equipment Co. Limited as of and for the fiscal years ended December 31, 2006 and 2005, and our report dated August 6, 2008, relating to the consolidated financial statements of Fogang Guohu Precision Mold Co. Limited as of and for the fiscal years ended December 31, 2006 and 2005.

/s/ Madsen & Associates CPA’s, Inc.

MADSEN & ASSOCIATES CPA’s, INC.

Certified Public Accountants

Salt Lake City, Utah

October 22, 2008